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                                                                EXHIBIT 10.4(b)


                  FIRST AMENDMENT OF ASSET PURCHASE AGREEMENT

         This First Amendment of Asset Purchase Agreement (this "Amendment") is made as of April 1, 1996, between Columbia San Luis Obispo DBS, L.P., a Delaware limited partnership ("Buyer") and Pacific Coast DBS, Inc., a California corporation ("Seller").

                                    RECITALS

         A. Buyer and Seller entered into an Asset Purchase Agreement on March 19, 1996, at San Luis Obispo, California ("the Original Agreement"). A copy of the Original Agreement is attached to this Amendment as Exhibit "A".

         B. Since the date of the Original Agreement, the parties have confirmed that the reference to the Buyer under the Original Agreement as Columbia DBS San Luis Obispo, L.P. was incorrect, in that the actual name of Buyer is Columbia San Luis Obispo DBS, L.P.

         C. Since the date of the Original Agreement, the parties have further acknowledged that the expenses and prepayments in connection with the assets to be prorated between Buyer and Seller should be prorated as of 12:01 a.m. on April 1, 1996, which is the Closing Date for the transaction, so that Paragraph 2.2(b) of the Agreement will require modification.

         NOW THEREFORE, in consideration of the mutual obligations in this Amendment, and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. All reference to Columbia DBS San Luis Obispo, L.P., as Buyer in the Original Agreement and any exhibits or schedules thereto shall be amended to read Columbia San Luis Obispo DBS, L.P.

         2.  Paragraph 2.2(b) is hereby amended to read as follows:

                  "(b) Pro Rations. All expenses and prepayments in connection with the assets shall be prorated among Buyer and Seller as of 12:01 a.m. on the Closing Date, and the net amount thereof shall be paid to Seller or Buyer, as appropriate. Such prorations shall include, without limitation, all Customer programming prepayments, rental payments, business and license fees (but only for Licenses transferred hereunder) and utility expenses. Seller shall be responsible for all expenses arising out of contracts, agreements and commitments of the Business (other than the NRTC/Member Agreement, DirecTv Agreement and the Other Assumed Contracts, performance of which shall be prorated pursuant to
         Section 2.1 hereof) for all periods prior to the Closing Date. Buyer shall in no event be responsible for any amounts associated with the Excluded Assets. Expenses, costs and liabilities incurred shall be allocated to the time of occurrence of such programs and announcements without regard to the date of payment therefor. All prorations shall, to the extent feasible, be determined and paid on the Closing Date, with a final settlement and payment thereof to be made as part of the Final Consideration Adjustment

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         pursuant to Section 2.4. If any dispute arises under this Agreement regarding amounts determined in accordance with this Section, it shall be referred to an Independent Accountant. The determination made by the Independent Accountant shall be conclusive and binding on each party and the fees of the Independent Accountant shall be divided equally between Buyer and Seller."

         3. This Amendment shall be effective as of April 1, 1996, subject to each party's full and complete compliance with the conditions of Closing contained in the Original Agreement, and the acquisition documents.

         4. All provisions of the Original Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.

         IN WITNESS WHEREOF, Seller and Buyer have caused this First Amendment of Asset Purchase Agreement to be executed by their respective duly authorized officers and/or general partners as of the date first above written.

SELLER:                                 BUYER:

PACIFIC COAST DBS, INC.                 COLUMBIA SAN LUIS OBISPO DBS, L.P.

By:    /s/                              By:  COLUMBIA SAN LUIS OBISPO DBS, L.P.
       -------------------------             Its: General Partner
Name:
       -------------------------
Title:                                  By:    /s/
       -------------------------               -----------------------------
                                        Name:
                                               -----------------------------
                                        Title:
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